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                                                                     EXHIBIT 4.3


                              CERTIFICATE OF TRUST

                                       OF

                             GLACIER CAPITAL TRUST I


            This CERTIFICATE OF TRUST of Glacier Capital Trust I (the "Trust") is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.)

            1. The name of the business trust formed by the Certificate of Trust is Glacier Capital Trust I.

            2. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

            3. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

            IN WITNESS WHEREOF, the undersigned being the trustees of the Trust, have executed this Certificate of Trust as of December __, 2000.



                                    WILMINGTON TRUST COMPANY, not in its
                                    individual capacity, but solely as trustee


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:


                                    --------------------------------------------
                                    James Strosahl, as trustee